Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-137844, 333-134638, 333-111725, 333-109693, 333-12542 and 333-177591) of Flamel Technologies S.A. of our report dated March 15, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Lyon, France,

March 15, 2016

PricewaterhouseCoopers Audit

Represented by
/s/ Frederic Charcosset
Frederic Charcosset